Exhibit 10.24(b)

Agreement

Party A:         Yingtao Miao

Party B:          Pingdingshan Hengji Concrete Co., Ltd.

Party A and Party B agree as follows through negotiation:

1.         Prior to December 31, 2016, Party A shall not require Party B to pay any of the dividend declared by Party B prior to the execution of this agreement in the amount of RMB 3,330,758.63;

2.         After December 31, 2016, Party B shall pay as required by Party A.

This agreement shall be in two duplicates, and each of Party A and Party B shall hold one duplicate.

Party A: (signature)	Party B: (signature/stamp)
/s/ Yingtao Miao	[Stamp]

December 31, 2014	December 31, 2014